EXHIBIT 10.A.20
                              Separation Agreement

      In consideration of the mutual agreements set forth below, Ian Diery ("Diery") and Apple Computer, Inc. ("Apple") agree to the following terms and conditions of this Separation Agreement (the "Agreement"):

      1. Nature of Business. Apple is in the business of designing, developing, producing, selling and marketing computer systems, related products and services. The business practices of Apple and the market conditions in which Apple operates change rapidly and these changes have necessitated prompt changes in management, and/or managers' responsibilities. These changes are needed from time to time in the high level management positions such as those for which Diery has been employed.

      2. Resignation from Office. Employee hereby resigns from his position as Executive Vice President and General Manager, Personal Computer Division, effective as the date of this Agreement. Diery hereby resigns from all other positions he holds on behalf of Apple, its subsidiaries and affiliates, which positions are set forth at Exhibit A hereto. Diery agrees to sign all appropriate documentation prepared by Apple to facilitate these resignations.

      3. Employment Status/Termination. Subject to paragraph 11 below, from the date of this Agreement through October 15, 1995 ("Termination Date") or such earlier date as a result of an event under paragraph 11, Diery will continue to devote his best efforts to Apple and will remain an employee of and fiduciary to Apple reporting to Edward B. Stead. Until Termination Date, Diery shall continue to receive his regular salary, participate in the Apple's FY '95 Senior/Executive Incentive Bonus Plan ("Bonus Plan") and receive medical insurance benefits and agrees that he will use his accrued vacation and sabbatical before Termination Date. Apple will designate Diery as a participant in Apple's Executive Severance Plan ("Plan") on or about August 15, 1995, or such earlier date as determined between the parties, and Diery will become eligible to receive the appropriate compensation and benefits under that Plan.

     4. Compensation and Benefits Upon Termination. Subject to paragraph 11 below, at Termination Date, Apple will pay the following:

           a. Severance Payments. Under the Plan, on Termination Date as defined above, Diery is eligible to receive a lump sum severance payment equal to 7 months' pay and a proration of his FY '96 bonus, less deductions. Subject to paragraph 11 below, Apple will pay Diery eight hundred eighty seven thousand, four hundred eighty-five thousand dollars ($887,485), less deductions, in full satisfaction of all Apple's obligations under the Plan, Bonus Plan and otherwise. Diery shall be paid on or about Termination Date and such payment constitutes full compensation under the Plan , Bonus Plan and otherwise. There shall be no other payments to Diery except as stated in this paragraph 4(a) and in paragraph 3 above and the amount of such payments shall be subject to paragraph 11.

          b. Satisfaction of Repayment Obligations. At Termination Date, Diery shall have satisfied any and all repayment obligations to Apple including specifically his obligation to satisfy his promissory note to Apple relating to a down payment loan. A copy of the promissory note date December 6, 1989 is attached hereto as Exhibit B. Diery and Apple agree that the principal and interest due and owing as of October 15, 1995 is two hundred sixty-one thousand, seven hundred ninety dollar and seventy-one cents ($261,790.71). If this amount (or adjusted amount in the event Diery's Termination Date is prior to October 15, 1995) remains unpaid on Termination Date, Diery agrees that the entire sum may be withheld from the amounts otherwise payable to him under this Agreement.

           c. Stock Options. The Board or Apple's Stock Option Committee (the "Committee") previously granted Diery options to purchase shares of Apple Common Stock under Apple's 1981 and 1990 Stock Option Plans (the "1981 and 1990 Plans") and options to purchase shares of stock under Apple's 1987 Executive Long Term Stock Option Plan ("ELTSOP"). Such options shall continue to vest and be exercisable in accordance with the terms of the grant agreement issued to Diery with respect to such grants, and the terms of the 1981 and 1990 Stock Option Plans and the ELTSOP administered by the Board or the Committee.

          d. Receipt of Documentation. Diery acknowledges that he has previously received from Apple copies of pertinent portions of Apple's Senior/ Executive Bonus Program, the 1981 and 1990 Stock Option Plans, Apple's ELTSOP, the Vacation and Holiday Policies, and Apple's Benefit Plans relating to health care, life insurance, accidental death and disability, short and long term disability and Savings Plans. Diery understands and agrees to be bound by the written terms and conditions of these various plans, policies or programs, and agrees that Apple has reserved the right and option, in its sole discretion, to change, interpret, modify or terminate these and all other plans, policies or programs at any time without Diery's consent.

           e. No Other Benefits. Diery will not be entitled to receive any other compensation, bonus or benefits provided by, through or on behalf of Apple, its affiliates or subsidiaries, other than benefits that are vested as of the date of this Agreement and that are payable in accordance with the terms of any applicable Benefit Plan, or otherwise provided for herein.

      5. Confidentiality. The terms of this Agreement are confidential. Neither Diery nor Apple will at any time disclose to any third party the fact or terms of this Agreement, except as authorized by this agreement or as required by law. Diery may also make such disclosure to his spouse, tax advisor or lawyer, all of whom shall be instructed to keep the information disclosed to them confidential; any disclosure by any such party shall be deemed a disclosure by Diery. Apple and Diery shall not disparage each other in their communications in response to all inquiries from the press, public media or any other third parties regarding this Agreement or Diery's employment termination.

      6.    Trade Secrets, Proprietary and Confidential Information.  Diery
agrees   to   comply  with  Apple's  "Proprietary  Rights  and  Information
Agreement" which is attached hereto as Exhibit C to this Agreement

      In addition, Diery agrees to continue to abide by the principles and guidelines in Apple's Global Ethics brochure, the terms of which are incorporated herein.

      On or before Termination Date, Diery agrees to promptly return all proprietary and confidential information, including but not limited to all inventions, discoveries, improvements, computer programs, designs, documentation, notes, plans, drawings and copies thereof to Apple.

      Diery and Apple agree that this section regarding Trade Secrets, Proprietary and Confidential Information shall survive the termination of this Agreement.

     7. Fiduciary Duties/Non-Competition/Non-Solicitation. Diery further recognizes that Apple's work force constitutes an important and vital aspect of its business. Diery agrees, therefore, that both during his employment with Apple,and for a period of six months following Termination Date, he shall notsolicit, or assist others to become employed by any firm, company or other business enterprise. Diery further represents that he has no time prior to this Agreement solicited or encouraged any employee to leave Apple.

      Diery will retain his fiduciary responsibilities to Apple to the extent provided by law. For six months following Termination Date, Diery will not, without the prior express written consent of Apple, compete with Apple by engaging in or assisting others to develop or market products or services that are in competition with Apple products or services. Diery's agreement not to compete is limited to the states of California and New York only.

      Diery and Apple also agree, that upon a breach or violation or threatened breach or violation of any confidentiality, trade secrets, non-competition or non-solicitation agreement by Diery contained herein, or if any provision of Sections 5, 6, or 7 of this Agreement, Apple, in addition to all other remedies which might be available to it, shall be entitled as a matter of right to equitable relief in any court of competent jurisdiction, including the right to obtain injunctive relief or specific performance. Diery and Apple agree that the remedies at law for any such breach or violation are not fully adequate and that the injuries to Apple as a result of the continuation of any breach or violation are incapable of full calculation in monetary terms and therefore constitute irreparable harm. This paragraph 7 shall survive the termination of this Agreement.

      8. Indemnification. All rights of indemnification previously provided by Apple to Diery by Apple's By-Laws and/or by the Indemnification Agreement dated October 16, 1989, shall continue in full force and effect in accordance with their terms, following the date of this Agreement. A copy of Diery's Indemnification Agreement is attached hereto as Exhibit D to this Agreement.

      9. Successors. Apple will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Apple to expressly assume and agree to perform this Agreement in the manner and to the same extent that Apple would be required to perform it if no such succession had taken place. Failure of Apple to obtain such assumption and agreement prior to the effectiveness of any such succession shall entitle Diery to the benefits listed in paragraph 4 of this Agreement, subject to the terms and conditions therein.

      10.   Governing  Law.   The  validity,  interpretation,  effect,  and
enforcement of this Agreement shall be governed by the laws of the State of California without regard to its choice of law principles.

      11. Entire Agreement. This Agreement, and Exhibits A, B, C and D to this Agreement, set forth the entire Agreement and understanding between Diery and Apple, and supersede any other negotiations, agreements, understandings, oral agreements, representations or past or future practices, whether written or oral, by Apple. This Agreement may be amended only by written agreement, signed by the parties to be bound by the amendment. Parol evidence will be inadmissible to show agreement by and between the parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement.

      Each Apple plan or policy referred to herein directly or by implication (except the 1981 and 1990 Stock Option Plans and the ELTSOP) is incorporated herein only insofar as it does not contradict this Agreement. If any inconsistencies exist between this Agreement and any such plan or policy, this Agreement shall control. If any inconsistencies exist between this Agreement and any such plan or policy, this Agreement and the 1981 and 1990 Stock Option Plans or the ELTSOP, those stock plans shall control.

      Nothing in any such plan, policy, or this Agreement shall change the At Will nature of Diery's employment under this Agreement and under his employment agreement dated September 15, 1989, by which either party can terminate Diery's employment without regard to cause. Diery understands and agrees that Apple is obligated to make the payments outlined in paragraph 3 and 4 of this Agreement in the event Diery's employment terminates before Termination Date for any reason other than:
          a.   by Apple for "Business Reasons" as defined below;

           b. by Diery for any reason, except if Diery's employment is terminated for any material breach by Apple of this Agreement. In this event, Diery will be entitled to the payments outlined in paragraph 3 and 4 adjusted according to the actual, accelerated Termination Date and offsetting any payments made to him prior to the actual, accelerated Termination Date;

For purposes of this Agreement only, "Business Reasons" shall mean that you are terminated for the following reasons:

               (i)  you have engaged in unfair competition with Apple; or

                (ii) you have induced any customer of Apple to breach any contract with Apple;

                (iii) you have made any unauthorized disclosure of or otherwise misused any of the secrets or confidential information of Apple;

                (iv) you have committed any act of embezzlement, fraud or theft with respect to any Apple property;

                (v) you have violated any Apple policy or guideline or the terms of this Agreement;

                (vi) you have caused material loss, damage or injury to  or
otherwise   endangered  the  property, reputation   or employees of Apple;

                (vii) you have engaged in malfeasance, negligence or misconduct, or failed to perform reasonable duties and responsibilities consistent with your fiduciary duties and responsibilities to Apple; or

                (viii)     you  have  failed  to  act  in  accordance  with
specific,    reasonable    and    lawful    instructions    from    Apple's
Chief Executive Officer, or his delegate.

      12. Right to Advice of Counsel. Diery understands that he has the right to have this Agreement reviewed by his lawyer and acknowledges that Apple has encouraged him to consult with his lawyer so that he is fully aware of his rights and obligations under this Agreement. Diery acknowledges that he has done so.

      13.   Modification.   This Agreement may not  be  amended,  modified,
changed or discharged in any respect except as agreed in writing and signed by Diery and the Chief Executive Officer of Apple Computer, Inc.

     14. Severability and Interpretation. In the event that any provision or any portion of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision or portion thereof shall be considered separate and apart from the remainder of this Agreement and the other provisions shall remain fully valid and enforceable, provided that, if paragraphs 5, 6, 7, 19 and 21 are held to be invalid or unenforceable in response to a motion, argument or other act by Diery, then Apple, at its sole discretion, may rescind the Agreement and recover all consideration paid to Diery under the Agreement.

      15. Notices. All notices required by this Agreement shall by given in writing either by personal delivery or by first class mail, return receipt requested. Notices shall be addressed as follows:

     To Apple: Apple Computer, Inc.
               1 Infinite Loop, Mail Stop 38-I
               Cupertino, California 95014
               Attention:  General Counsel

     To Diery : 4175 Woodside Road
                Woodside, California 94062


or  in  each case to such other address as Diery or Apple shall notify  the
other.   Notice given by mail shall be deemed given five (5) days following the date of mailing.

      16. Miscellaneous. The rights and obligations of Apple under this Agreement shall inure to the benefit of and shall be binding upon the present and future subsidiaries of Apple, any and all subsidiaries of a subsidiary, all affiliated corporations, and successors and assigns of Apple. No assignment of this Agreement by Apple will relieve Apple of its obligations. Diery shall not assign any of his rights and/or obligations under this Agreement and any such attempted assignment will be void. This Agreement shall be binding upon Diery heirs, executors, administrators, or other legal representatives and their legal assigns.

      17. Damage Limitation. At Termination Date, Diery shall not be entitled to recover any compensation, benefits or damages except as specifically described in this Agreement. This damage waiver provides that no damages (including without limitation, special, consequential, general, liquidated or punitive damages) shall be sought or due from Apple.

      18.   Waiver.   A  waiver by either party of  any  of  the  terms  or
conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

     19. Release. Diery hereby completely releases and forever discharges Michael Spindler, Apple, its officers, directors, agents, employees, attorneys, insurers, subsidiaries and affiliates ("Apple Parties") from, and covenants not to sue any Apple Party with respect to, all claims, rights, demands, actions, obligations, debts, sums of money, damages (including but not limited to general, special, punitive, liquidated and compensatory damages) and causes of action of every kind, nature and character, known and unknown, in law or equity, connected with Diery's employment relationship with the Apple Parties, or any other act or omission of any Apple Party which may have occurred prior to the date this Agreement is signed. Diery further agrees that by his acceptance and negotiation of the payment provided for in paragraph (4) of this Agreement, he thereby completely releases and forever discharges the Apple Parties from, and covenants not to sue any Apple Party with respect to, all claims, rights, demands, actions, obligations, debts, sums of money, damages (including but not limited to general, special, punitive, liquidated and compensatory damages) and causes of action of every kind, nature and character, known and unknown, in law or equity, connected with Diery's employment relationship with the Apple Parties, or the termination of such relationship, or any other act or omission of any Apple Party which may have occurred prior to Termination Date. This release and discharge includes, but is not limited to, all "wrongful discharge" claims; all claims relating to any contracts of employment express or implied; any covenant of good faith and fair dealing express or implied; any tort of any nature: any federal, state, or municipal statute or ordinance; any claims under the California Fair Employment and Housing Act, Title VII of the
Civil Rights Act of 1964, 42 U.S.C. Section 1981, and any other laws and regulations relating to employment discrimination and any and all claims for attorney's fees and costs. Diery specifically acknowledges that the foregoing release includes a complete release and discharge of all Apple Parties from any and all claims, damages of any kind, and claims for attorneys fees and costs, under the Age Discrimination in Employment Act of 1967 ("ADEA") as amended by the Older Worker Benefit Protection Act ("OWBPA"). Diery and Apple agree that part of the consideration payable to Diery under this Agreement is consideration that Diery would not otherwise be entitled to and is in consideration for Diery's release of claims under the ADEA as amended by the OWBPA.

     Diery acknowledges that he understands the protections provided by the OWBPA and that the provisions of the OWBPA have been met by the terms of this Agreement. Diery states that he knowingly and voluntarily enters into this Agreement. Diery acknowledges that this Agreement is written in a manner calculated to be understood by him. Diery further acknowledges that this Agreement refers without limitation to rights under the Age
Discrimination in Employment Act. Diery understands that by this Agreement, he does not waive rights or claims that may arise after the date the Agreement is executed. Diery acknowledges that he is entering this Agreement in exchange for consideration in addition to anything of value to which he already is entitled due to his employment with Apple. Further, Diery acknowledges that this release of claims under the OWBPA is not requested in connection with an exit incentive program or other employment termination program offered to a group or class of employees within the meaning of OWBPA. Diery acknowledges that he has been allowed up to 21
(twenty-one) days from the date that he received this Agreement to accept its terms. Diery acknowledges he has consulted with an attorney about the Agreement. Diery acknowledges that after he signs the Agreement, he will then be given seven (7) days following the date on which he signs the Agreement to revoke it and that this Agreement will only become effective after this seven (7) day period has lapsed. Any such revocation must be in writing signed by Diery and immediately delivered to Apple's General Counsel.

      Diery has read and expressly waives Section 1542 of the California Civil Code, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     This waiver is not a mere recital, but is a known waiver of rights and
benefits.   This  is  a bargained-for provision of this  Agreement  and  is further consideration for the covenants and conditions contained herein.

      The Apple Parties hereby release and forever discharge Diery, his agents and attorneys from, and covenant not to sue Diery, his agents and attorneys with respect to, all claims, rights, demands, actions, obligations, debts, sums of money, damages, and causes of action ("claims") arising from his employment relationship with Apple to the extent permitted by law and public policy, except for any claims arising from any intentional acts of misconduct, or any other act taken in bad faith or without a reasonable belief that it was in the best interests of the Apple Parties.

     20. Cooperation. Diery agrees that at all times he will make himself available, for such amounts of time as Apple's General Counsel shall reasonably deem necessary, to participate in the conduct of and preparation for any pending or future litigation to which Apple is a party and in which his experience or knowledge may be relevant. Diery shall be reimbursed for reasonable travel and out-of-pocket expenses incurred by virtue of his cooperation as described in this paragraph. In no respect shall this provision be deemed to pertain to or affect the nature or substance of Diery testimony at deposition or trial or in any other truthful testimony at deposition or trial or in any other circumstances.

     21.  Remedies in Event of Future Dispute.

           a. Except as provided in subparagraph (b) below, in the event of any future dispute, controversy or claim between the parties arising from or relating to this Agreement, its breach, any matter addressed by this Agreement, and/or Diery's employment with Apple through Termination Date, the parties will first attempt to resolve the dispute through confidential mediation to be conducted in San Francisco by a member of the firm of Gregoria, Haldeman & Piazza, Mediated Negotiations, 625 Market Street, Suite 400, San Francisco, California 94105. If the parties'
dispute is not resolved through mediation, it will be resolved through binding confidential arbitration to be conducted by the American
Arbitration Association in San Francisco, pursuant to its Commercial Arbitration Rules, and judgment upon the award rendered by the Arbitrator(s) may be entered by any court having jurisdiction of the matter. The prevailing party in such arbitration shall be entitled to recover from the losing party, not only the amount of any judgment awarded in its favor, but also any and all costs and expenses, incurred in arbitrating the dispute or in preparing for such arbitration.

           b. In the event that a dispute arises concerning compliance with this Agreement, either party will be entitled to obtain from a court with jurisdiction over the parties preliminary and permanent injunctive relief to enjoin or restrict the other party from such breach or to enjoin or restrict a third party from inducing any such breach, and other appropriate relief, including money damages. In seeking any such relief, however, the moving party will retain the right to have any remaining portion of the controversy resolved by binding confidential arbitration in accordance with subparagraph (a) above.

     By signing the below, the parties agree to the terms hereof, including the Exhibits hereto, and agree that this document, and Exhibits A, B, C, and D hereto, sets forth their entire agreement.

                                   APPLE COMPUTER, INC.


                                   By
     Date                          Edward B. Stead
                                   Vice President and General Counsel
                                   Apple Computer, Inc.


I have read, understand, and agree to the foregoing:



Date                               Ian Diery


APPROVED AS TO FORM:




                                        By
  Date                                  Attorney for Ian Diery